UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Identification No.)

55 Madison Ave., Suite 400-PMB# 4362

Morristown, NJ 07960

(Address of principal executive offices)

(732) 902-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	HEPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2025, the Board of Directors of Hepion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), approved the appointment of Dr. Kaouthar Lbiati, a director of the Company, as interim Chief Executive Officer, effective June 16, 2025. Dr. Lbiati has been serving on the Company's Board of Directors since June 2022. The initial term of Dr. Lbiati’s appointment as CEO is 3 months and her annual base salary is $350,000 with $50,000 being deferred until the earlier of (i) an equity financing of at least $3 million and (ii) Dr. Lbiati’s departure from the Company and/or a change in control of the Company. In addition, Dr. Lbiati shall be eligible for a performance bonus equal to 35% of her annual base salary contingent upon the achievement of mutually agreed upon performance milestones. In the event that Dr. Lbiati is terminated without cause prior to the expiration of her interim term, she may be entitled to a pro rated bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2025	Hepion Pharmaceuticals, Inc.

	By:	/s/ John Brancaccio
John Brancaccio
Interim Chief Financial Officer

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